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                                                                    EXHIBIT 23.2


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-81215, 333-35394, 333-36832, 333-40850, 333-67200, 333-67186,
333-44926, 333-40840, 333-54726, 333-46142) of Openwave Systems Inc. (formerly
Phone.com) of our report dated July 12, 2000, with respect to the supplemental consolidated statement of operations, stockholders' equity (deficit) and cash flows of Software.com, Inc. for the year ended December 31, 1999 and the related supplemental consolidated financial statement schedule. Such report is included in the Openwave Systems Inc. Form 10-K for the year ended June 30, 2001.



Woodland Hills, California
September 21, 2001